Exhibit 21.1

Subsidiaries of the Registrant
Columbia Property Trust Operating Partnership, L.P. (“Columbia Property Trust OP”)
Columbia Energy TRS, LLC
Columbia KCP TRS, LLC
Columbia Property Trust Advisory Services, LLC
Columbia Property Trust Services, LLC
Columbia Property Trust TRS, LLC
Market Square East & West, LLC
Wells OP II LP, LLC
Wells REIT II - KCP, LLC
Wells REIT II - 100 East Pratt LLC
Wells REIT II - 1200 Morris Business Trust
Wells REIT II - 2000 Park Lane Business Trust
Wells REIT II - 80 M Street, LLC
Wells REIT II - Cranberry Woods Development, Inc.
Wells REIT II - Park Lane Parcel 19 Business Trust
Wells REIT II Texas, Inc.
Indirect Subsidiaries of the Registrant
100 East Pratt Street Business Trust
Columbia REIT - 1881 Campus Commons, LLC
Key Center Lessee Limited Partnership
Wells REIT II - 544 Lakeview, LLC
Wells REIT II - Market Square East & West, LLC
Wells TRS II - 544 Lakeview, LLC
Wells TRS II - Concierge, LLC
Wells TRS II - Fitness, LLC
Wells TRS II - Hotel, LLC
Direct Subsidiaries of Columbia Property Trust OP
Columbia REIT - 116 Huntington, LLC
Columbia REIT - 221 Main, LLC
Columbia REIT - 315 Park Avenue South, LLC
Columbia REIT - 650 California, LLC
Wells International Real Estate II (CY) Ltd
Wells REIT II - 11200 W. Parkland, LLC
Wells REIT II - 1277 LPB Atlanta, LLC
Wells REIT II - 1580 A&B West Nursery Land, LLC
Wells REIT II - 1580 A&B West Nursery, LLC
Wells REIT II - 180 Park Avenue B105, LLC
Wells REIT II - 180 Park Avenue, LLC
Wells REIT II - 200 South Orange, LLC
Wells REIT II - 215 Diehl Road, LLC
Wells REIT II - 222 East 41st Street, LLC
Wells REIT II - 263 Shuman Boulevard, LLC
Wells REIT II - 333 Market Street, LLC
Wells REIT II - 5 Houston Center, LP
Wells REIT II - 550 King Street, LLC
Wells REIT II - 7031 Columbia Gateway Drive, LLC
Wells REIT II - 80 Park Plaza, LLC
Wells REIT II - 8909 Purdue Road, LLC
Wells REIT II - 9 Technology Drive, LLC
Wells REIT II - Bannockburn Lakes III, LLC

Wells REIT II - Corridors III, LLC
Wells REIT II - Energy Center I, LLC
Wells REIT II - Gaithersburg, MD LLC
Wells REIT II - Highland Landmark III, LLC
Wells REIT II - International Financial Tower, LLC
Wells REIT II - Key Center, LLC
Wells REIT II - Lindbergh Center, LLC
Wells REIT II - MacArthur Ridge I, LLC
Wells REIT II - MacArthur Ridge I, LP
Wells REIT II - One Glenlake, LLC
Wells REIT II - Opus/Finley Portfolio, LLC
Wells REIT II - Parkside/Atlanta, LLC
Wells REIT II - Pasadena Corporate Park, LLC
Wells REIT II - Pasadena Corporate Park, LP
Wells REIT II - SanTan Corporate Center I, LLC
Wells REIT II - SanTan Corporate Center I Springing Member, LLC
Wells REIT II - SanTan Corporate Center II, LLC
Wells REIT II - SanTan Corporate Center II Springing Member, LLC
Wells REIT II - South Jamaica Street, LLC
Wells REIT II - Sterling Commerce, LLC
Wells REIT II - Sterling Commerce, LP
Wells REIT II - Tampa Commons, LLC
Wells REIT II - Three Glenlake, LLC
Wells REIT II - University Circle, LLC
Wells REIT II - University Circle, LP
Wells REIT II - Wildwood Properties, LLC
Wells Robbins Road, LLC
Indirect Subsidiaries of OP
Eastvale Finance Limited
I - 10 EC Corridor Limited Partnership
Key Center Properties, LLC
Nashoba View Ownership, LLC
Three Glenlake Building, LLC
Wells REIT II - Energy Center I GP, LLC
Wells REIT II/Lincoln - Highland Landmark III, LLC
Wells REIT II - Robbins Road, LLC